EXHIBIT 4.9

FORM OF U.S. DOLLAR-DENOMINATED, FIXED RATE DEBT SECURITY

(FORM OF FACE OF DEBT SECURITY)

[IF THE DEPOSITORY TRUST COMPANY IS THE DEPOSITORY, INSERT THE FOLLOWING:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE FOLLOWING:

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

No.	$

CUSIP No:

ISIN No:

Common Code:

Verizon Communications Inc.

______% Notes due _________

Verizon Communications Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay to _________, or registered assigns, the principal sum of _________ Dollars ($_________) on __________________, and to pay interest on said principal sum from _______________, or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually on_________ and _________in each year, commencing _________, at the rate of _________% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum.

The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debt Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the_________ or_________, as the case may be (whether or not a Business Day), next preceding such interest payment date. However, interest that the Company pays on the maturity date shall be payable to the person to whom the principal hereof shall be payable. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debt Securities as provided in the Indenture, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. If interest or principal is payable on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after such due date to the date of such payment on the next succeeding Business Day. The principal of and the interest on this Debt Security shall be payable at the office or agency of the Company maintained for that purpose in the City of New York, State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. This Debt Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York, State of New York.

The provisions of this Debt Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:

VERIZON COMMUNICATIONS INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. Bank Trust Company, National Association as Trustee, Authenticating Agent and Security Registrar

By:
Authorized Signatory

Dated:

(FORM OF REVERSE OF DEBT SECURITY)

This Debt Security is one of a duly authorized series of Securities of the Company, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 2000, duly executed and delivered by the Company (as successor in interest to Verizon Global Funding Corp.) and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee (the “Trustee”), as amended and supplemented (the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Debt Security is one of the series designated on the face hereof (the “Debt Securities”) unlimited in aggregate principal amount.

[INSERT IF GLOBAL DEBT SECURITY — Beneficial interests in this global Debt Security may be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. This global Debt Security shall be exchangeable for Debt Securities in definitive form registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as the Depository or if at any time such Depository is no longer registered as a clearing agency or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute and a successor depository is not appointed by the Company within 90 days or (ii) the Company executes and delivers to the Trustee an Officers’ Certificate that this global Debt Security shall be so exchangeable. To the extent that this global Debt Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debt Securities registered in such names as the Depository shall direct. Debt Securities represented by this global Debt Security that may be exchanged for Debt Securities in definitive form under the circumstances described in this paragraph will be exchangeable only for Debt Securities in definitive form issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notwithstanding any other provision herein, this global Debt Security may not be transferred except as a whole by the Depository to a successor or to a nominee of such Depository or its successor or by a nominee of such Depository to such Depository or its successor or to another nominee of such Depository or its successor.]

In case an Event of Default with respect to the Debt Securities shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debt Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the times and place and at the rate and in the money herein prescribed.

The Debt Securities are issuable as registered Debt Securities without coupons.

The Debt Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Debt Securities may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Company in the City of New York, State of New York, for other Debt Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

[The Debt Securities may not be redeemed prior to maturity.]

OR

[The Debt Securities may not be redeemed prior to_________. The Debt Securities may be redeemed on not less than 10 nor more than 60 days’ prior notice given as provided in the Indenture, in whole or in part, at any time and from time to time, at the option of the Company, on any date or dates on or after _________, _________, and prior to maturity, at the applicable percentage of the principal amount thereof to be redeemed as set forth below under the heading “Redemption Price” during the respective twelve-month periods beginning on _________ of each of the years shown below:

Year	Redemption Price
%

plus, in each case, with accrued and unpaid interest thereon, but excluding, the redemption date (but if the redemption date is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date).

In the event of redemption of this Debt Security in part only, a new Debt Security of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Debt Security shall be issued in the name of the holder hereof upon the presentation and surrender hereof.]

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Debt Securities or portions thereof called for redemption.]

OR

[The Company may redeem the Debt Securities at its option on not less than 10 nor more than 60 days’ prior notice given as provided in the Indenture, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ________basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Debt Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the [date that the applicable redemption notice is first mailed or sent] [redemption date] based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the Debt Securities (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the maturity date of the Debt Securities on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

OR

[Prior to ________ (_____ month[s] prior to their maturity date) (the “Par Call Date”), the Company may redeem the Debt Securities at its option on not less than 10 nor more than 60 days’ prior notice given as provided in the Indenture, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Debt Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus________ basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Debt Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the [date that the applicable redemption notice is first mailed or sent] [redemption date] based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the [date that the applicable redemption notice is first mailed or sent] [redemption date] H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the [date that the applicable redemption notice is first mailed or sent] [redemption date] of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time, on the calculation date. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, on the calculation date of such United States Treasury security, and rounded to three decimal places.]

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

In the event of redemption of this Debt Security in part only, a new Debt Security of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Debt Security shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Debt Securities or portions thereof called for redemption.]

As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in the City of New York, State of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debt Security, the Company, the Trustee, any Paying Agent and any Security Registrar for the Debt Securities may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar for the Debt Securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 310 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar for the Debt Securities shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, or the interest on, this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

[INSERT IF GLOBAL DEBT SECURITY — The Depository by acceptance of this global Debt Security agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this global Debt Security unless such beneficial interest is in an amount equal to an authorized denomination for Debt Securities of this series.]

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.